Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E May 9, 2025 VIA DOCUSIGN Susan Stick This agreement (the “Agreement”) sets forth the agreement between you and Life360, Inc. (the “Company”) regarding the termination of your employment with the Company and provides you the consideration described below. 1. Termination Date. You acknowledge that your employment with the Company will terminate on June 2, 2025 (the “Termination Date”). As of and following the Termination Date, (a) you will no longer be employed by the Company as its General Counsel, (b) you will no longer hold any other employment, director, manager, or officer positions with the Company or any of its affiliates, and (c) you will be deemed to resign from all such director, manager, and/or officer positions without any further required action by you. 2. Wages. On the Termination Date, the Company will pay you all wages owed through that date (less applicable withholding taxes and deductions). You will be entitled to receive this payment regardless of whether or not you sign this Agreement. You acknowledge that the only payments and benefits that you are entitled to receive from the Company after the Termination Date are those specified in this Agreement. 3. Separation Benefits. If (i) you timely sign, date and return this Agreement to the Company, and (ii) on or within twenty-one (21) calendar days following the Termination Date, you sign, date, and return to the Company (without alteration), the General Release of Claims attached hereto as Exhibit A (the “Release”), and you allow the Release to become effective in accordance with its terms, the Company will provide you with the following “Separation Benefits”: a. Separation Payment. The Company will pay you a lump sum payment as follows: (i) a payment equal to six (6) months of your base salary in effect as of the Termination Date equal to $187,500; plus (ii) an amount equal to six-months of your target annual bonus for the first half of 2025, representing an amount equal to $84,375, with both payments subject to applicable payroll deductions and withholdings (collectively, the “Separation Payment”). The Separation Payment will be paid to you on the Company’s first administratively practicable payroll date following the effectiveness of the Release (but in no event later than 30 days following the Termination Date, subject to the Release becoming effective). You acknowledge that you are not otherwise entitled to this Separation Payment. b. COBRA. You will receive information about your right to continue your group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), after the Termination Date. In order to continue your coverage, you must complete and file the required election form within the required timeframe. If you timely elect continued coverage under COBRA, the Company will reimburse you, on a monthly basis, for a period of up to six (6) months following the date on which ends your group health insurance coverage provided by the Company to you (and any covered eligible dependents) as an active employee (the “COBRA Period”), an amount equivalent to the employer-paid portion of the health insurance premiums, calculated based on the rates applicable to you (including your eligible dependents) as of the Termination Date (the “COBRA Reimbursements”). The Company's provision of such COBRA Reimbursements will immediately cease if during the COBRA Period you become covered under group health insurance coverage through a new employer or you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. In the event you become covered under another employer's group health plan or otherwise cease to be eligible for COBRA during the COBRA Period, you must Exhibit 10.2

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E immediately notify the Company of such event. You acknowledge that you otherwise would not have been entitled to any continuation of Company-paid health insurance. You must submit proof of your COBRA premium payments to the Company or its designee to receive the COBRA Reimbursements. Requests for reimbursement (along with proof of payment of the premium amounts) must be submitted to the Company within ninety (90) days of being incurred to be reimbursable. Reimbursement will be processed with the next regular payroll cycle after receipt of the request and proof of payment. COBRA reimbursements will be reimbursed in full according to your direct deposit setup in the Company’s payroll system. c. Equity Awards. The Company agrees to engage you as a consultant pursuant to the Consulting Agreement attached hereto as Exhibit B, with such service as a consultant to commence immediately following the Termination Date and, subject to Section 6.B. of the Consulting Agreement, continue through and including the first anniversary of the Termination Date, which date will be June 2, 2026 (the “Consulting Termination Date”). As consideration for the services to be rendered under the Consulting Agreement, you shall continue to vest in any unvested restricted stock unit awards (“RSUs”) with respect to the Company as if you were employed by the Company, subject to the continued effectiveness of the Consulting Agreement and your compliance with the terms of the Consulting Agreement. The portion of the RSUs that do not vest in accordance with the Consulting Agreement shall expire automatically on the Consulting Termination Date or, if earlier, the termination of the Consulting Agreement in accordance with its terms. Any existing agreement(s) between you and the Company governing your RSUs will remain in full force and effect, and you agree to remain bound by those agreement(s) as modified by the Consulting Agreement. In the event of any inconsistency between the existing agreement(s) documenting the grant of RSUs and the Consulting Agreement, the terms of the Consulting Agreement shall control. 4. Mutual Release of All Claims. In consideration for receiving the Separation Benefits described above, along with other consideration as set forth in this Agreement, to the fullest extent permitted by applicable law, you waive, release and promise never to assert any claims or causes of action, whether or not now known, against the Company or any of their predecessors, successors or past or present subsidiaries, affiliates, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans (collectively, the “Releasees”) with respect to any matter, including (without limitation) any matter related to your employment with the Company or the termination of that employment, including (without limitation) claims or demands related to base pay, salary, bonuses, commissions, stock, stock options, stock-based compensation or any other ownership interests in the Company, vacation/paid time off, fringe benefits, expense reimbursements, severance pay or any other form of compensation, attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the California Labor Code, the Private Attorneys General Act (“PAGA”), the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Fair Labor Standards Act, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Workers Adjustment and Retraining Notification Act and all other laws and regulations relating to employment. However, this release covers only those claims that arose prior to the execution of this Agreement and only those claims that may be waived by applicable law. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for: (a) breach of this Agreement; (b) any claim to indemnification you may have pursuant to the terms and conditions of the Company’s governing corporate documents, pursuant to any written indemnification agreement with the Company to which you are a party, under applicable law, or pursuant to the terms and conditions of any directors and officers’ liability insurance policy of the Company; (c) any right you have to file or pursue a claim for workers’ compensation or unemployment insurance; (d) any claims or rights you may

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E have for your own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Termination Date; or (e) any rights which are not waivable as a matter of law. In consideration for executing this Agreement, to the fullest extent permitted by applicable law, the Company waives, releases and promises never to assert any claims or causes of action, whether or not now known, against you or any of your predecessors or successors with respect to any matter. However, this release covers only those claims that arose prior to the execution of this Agreement by the Company and only those claims that may be waived by applicable law. 5. Protected Rights. You understand that nothing in this Agreement or the Release limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each, a “Government Agency”). You further understand that this Agreement and the Release do not limit your ability to communicate with, or otherwise participate in any investigation or proceeding that may be conducted by, a Government Agency. While nothing in this Agreement or the Release limits your right to receive an award for information provided to the Securities and Exchange Commission or to receive a monetary award from a government- administered whistleblower award program, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement and the Release. Nothing in this Agreement or the Release prevents you from discussing or disclosing employee wages, benefits or terms and conditions of employment, or information about unfair or unlawful acts or employment practices in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. 6. Confidential Information and Invention Assignment Agreement. At all times in the future, you will remain bound by the Confidential Information and Invention Assignment Agreement you signed upon joining the Company, and as updated throughout your employment, and a copy of which is attached as Exhibit C (the “CIIA”). This Agreement shall not modify or impact the CIIA or your obligations under such agreement in any way. You further acknowledge that, except as permitted by the “Protected Rights” in Section 5 above, as a result of your employment with the Company you have had access to the Company’s Confidential Information (as defined in the CIIA), that you will hold all Confidential Information in accordance with the terms of the CIIA, and that you will not make use of such Confidential Information other than as permitted under the terms of the CIIA. 7. DTSA Notice. Pursuant to the federal Defend Trade Secrets Act of 2016 (“DTSA”), you shall not be held criminally or civilly liable under the federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made to the your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and the trade secret is not disclosed except pursuant to court order. Under proper circumstances the DTSA may provide a limited exception to your obligations of confidentiality to Company. 8. Expense Reimbursements. You agree that, on or within ten (10) calendar days after the Termination Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. 9. Company Property. Within five (5) calendar days after the Termination Date (or earlier if requested by the Company), you will return to the Company all Company owned documents (and all copies thereof) and other

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E Company property in your possession or control, including, but not limited to, Company files, notes, financial and operational information, password and account information, customer lists and contact information, prospect information, product and services information, research and development information, drawings, records, plans, forecasts, pipeline reports, sales reports, other reports, payroll information, spreadsheets, studies, analyses, compilations of data, proposals, agreements, sales and marketing information, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, monitors, facsimile machines, mobile telephones, tablets, handheld devices, and servers), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part and in any medium). You agree that you will make a diligent search to locate any such documents, property and information within the timeframe referenced above. In addition, if you have used any personally-owned computer, server, or email system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then within five (5) calendar days after the Termination Date (or earlier if requested by the Company), you must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and you agree to provide the Company access to your system, as requested, to verify that the necessary copying and deletion is done. 10. Waiver. You expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. 11. No Admission. Neither this Agreement nor the Release shall be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. 12. Mutual Non Disparagement. Except as permitted by the “Protected Rights” in Section 5 above, you agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, and the Company agrees that it will not, and the Company will instruct its officers and directors to not, disparage you with any written or oral statement. Nothing in this section or in this Agreement shall prohibit either you or the Company from providing truthful information in response to a subpoena, court order, written request from an administrative agency or legislature, or other law or legal process. 13. Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. 14. Choice of Law. This Agreement will be construed and interpreted in accordance with the laws of the State of California (other than their choice-of-law provisions).

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E 15. Miscellaneous. This Agreement, together with Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy or PDF will have the same force and effect as execution of an original, and a facsimile signature or PDF signature will be deemed an original and valid signature. 16. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to you pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for this purpose each payment shall be considered a separate payment. Any payment made or contemplated hereunder that is treated as nonqualified deferred compensation subject to Section 409A of the Code shall be paid in compliance with Section 409A of the Code and shall not be deferred or accelerated in violation of Section 409A of the Code. In the event that the terms of this Agreement would subject you to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and you shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. Notwithstanding any other provision in this Agreement, if you are a “specified employee,” as defined in Section 409A of the Code, as of the date of your separation from service (within the meaning of Section 409A of the Code), then to the extent any amount payable under this Agreement (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon your separation from service and (iii) under the terms of this Agreement would be payable prior to the date that is six months after your separation from service, such payment shall not be made to you until the first regularly scheduled payroll date of the 7th month after your separation from service and, on such date (or, if earlier, the date of your death), your will receive all benefits that would have been provided during such period. In addition, each payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, which is conditioned upon your execution of a release and which is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, shall be paid or provided in the later of the two taxable years. Any reimbursement payable to your pursuant to this Agreement or otherwise shall be conditioned on the submission by you of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to you within 30 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which you incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement or otherwise shall not be subject to liquidation or exchange for any other benefit. [Signature Page to Follow]

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E If this Agreement is acceptable to you, please sign and date the appropriate area below, electronically, and return the signed agreement via DocuSign. The Company’s offer contained herein will automatically expire if we do not receive the fully signed Agreement. We wish you the best in your future endeavors. LIFE360, INC. By: Heather Houston Title: Chief People Officer Date: May 9, 2025 ACCEPTED AND AGREED: Susan Stick Date

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E If this Agreement is acceptable to you, please sign and date the appropriate area below, electronically, and return the signed agreement via DocuSign. The Company's offer contained herein will automatically expire if we do not receive the fully signed Agreement. We wish you the best in your future endeavors. UFE360, INC. By: Heather Houston Title: Chief People Officer Date: ACCEPTED AND AGREED: Date

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E EXHIBIT A General Release of Claims

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E GENERAL RELEASE OF CLAIMS Susan Stick (“Executive” or “you”) and Life360, Inc. (the “Company”) have separately entered into an agreement, dated May 9, 2025, setting forth the terms of Executive’s termination of employment from the Company (the “Separation Agreement”). Executive’s last day of employment was June 2, 2025 (the “Termination Date”). As part of the Separation Agreement, and as a condition to Executive receiving the Separation Benefits described in the Separation Agreement, Executive and the Company have agreed to sign this General Release of Claims (the “Release”). Executive’s execution of this Release, and the Release becoming effective with respect to Executive in accordance with its terms, is a condition to Executive receiving the Separation Benefits described in the Separation Agreement. In the event that the Company does not sign this Release, Executive shall be entitled to receive the Separation Benefits described in the Separation Agreement. Release of Claims. In consideration for receiving the Separation Benefits described in the Separation Agreement, along with other consideration as set forth in this Release, to the fullest extent permitted by applicable law, Executive waives, releases and promises never to assert any claims or causes of action, whether or not now known, against the Company or any of its predecessors, successors or past or present subsidiaries, affiliates, stockholders, directors, officers, employees, consultants, attorneys, agents, assigns and employee benefit plans (collectively, the “Releasees”) with respect to any matter, including (without limitation) any matter related to Executive’s employment with the Company or the termination of that employment, including (without limitation) claims or demands related to base pay, salary, bonuses, commissions, stock, stock options, stock-based compensation or any other ownership interests in the Company, vacation/paid time off, fringe benefits, expense reimbursements, severance pay or any other form of compensation, attorneys’ fees or costs, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract or breach of the covenant of good faith and fair dealing and any claims of discrimination or harassment based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the California Labor Code, the Private Attorneys General Act (“PAGA”), the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Fair Labor Standards Act, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Workers Adjustment and Retraining Notification Act and all other laws and regulations relating to employment. However, this release covers only those claims that arose prior to the execution of this Release and only those claims that may be waived by applicable law. Execution of this Release does not bar any claim that arises hereafter, including (without limitation) a claim for: (a) breach of this Release; (b) any claim to indemnification you may have pursuant to the terms and conditions of the Company’s governing corporate documents, pursuant to any written indemnification agreement with the Company to which you are a party, under applicable law, or pursuant to the terms and conditions of any directors and officers’ liability insurance policy of the Company; (c) any right you have to file or pursue a claim for workers’ compensation or unemployment insurance; (d) any claims or rights you may have for your own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Termination Date; or (e) any rights which are not waivable as a matter of law. In consideration for Executive’s execution of this Release, to the fullest extent not prohibited by applicable law, the Company waives, releases and promises never to assert any claims or causes of action, whether or 1

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E not now known, against you or any of your predecessors or successors with respect to any matter. However, this release covers only those claims that arose prior to the execution of this Release and only those claims that may be waived by applicable law. Effective Date, Acknowledgment of Waiver of Claims under ADEA. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (ADEA) and the Older Workers Benefit Protection Act (OWBPA). You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA or OWBPA after the Effective Date of this Release (defined below). You also acknowledge that the consideration given for the waiver and release herein is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) you are advised hereby to consult with an attorney before signing this Release; (c) you have up to twenty-one (21) calendar days from the date you receive this Release to execute this Release (although you may choose to knowingly and voluntarily execute this Release earlier, as signified by the date and signature below, but no earlier than the Termination Date); (d) you have seven (7) calendar days following your execution of this Release to revoke your acceptance of this Release; and (e) this Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth calendar day after this Release is executed by you (the “Effective Date”); (f) the Company has no obligation to provide any of the sums or consideration or perform any act referred to in the Separation Agreement until the Release becomes effective and enforceable; (g) you have carefully read, and understand, all of the provisions of this Release; and (h) this Release does not affect your ability to test the knowing and voluntary nature of this Release or your execution of the Separation Agreement. You acknowledge that any such revocation of this Release must be made by delivering a written notice of revocation to Life360, Attention: Human Resources and for such revocation to be effective, notice must be received no later than 11:59 PM (Pacific Time) on the seventh (7th) calendar day after you execute this Release. Waiver. You expressly waive and release any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. No Actions or Claims. You represent that you have not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company (“Claims”), with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Release and that you will not do so at any time hereafter to the extent that you have released such Claim under the Release, based upon events occurring prior to the date of execution of this Release. In the event any court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on your behalf, you will ask any such agency, union or court to withdraw from and/or dismiss any such action or grievance, with prejudice to the extent permitted by law. 2

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E No Admission. Neither this Release nor the Separation Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. Severability. If any term of this Release is held to be invalid, void or unenforceable, the remainder of this Release will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. Choice of Law. This Agreement will be construed and interpreted in accordance with the laws of the State of California (other than their choice-of-law provisions). Miscellaneous. This Release, together with any documents referred to herein or referred to in such other documents, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Release may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Release will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. This Release may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy or PDF will have the same force and effect as execution of an original, and a facsimile signature or PDF signature will be deemed an original and valid signature. [Signature Page to Follow] 3

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E This Release is signed by the individuals below, each of whom has the power and authority to represent the applicable party to this Release named above. LIFE360, INC. By: Heather Houston Title: Chief People Officer Date: 6/2/2025 | 2:26 PM PDT Date: 6/2/2025 | 10:21 AM PDT 4 SUSAN STICK

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E EXHIBIT B Consulting Agreement

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E LIFE360, INC CONSULTING AGREEMENT This Consulting Agreement (“Agreement”) is entered into as of June 3, 2025 (“Effective Date”) by and between Life360, Inc., a Delaware corporation (“Life360”), and Susan Stick (“Consultant”). Life360 desires to retain Consultant as an independent contractor to perform consulting services for Life360, and Consultant is willing both to make herself available to perform such services and to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows: 1. Services and Compensation. Consultant agrees to perform the services described in and consistent with Exhibit A (the “Services”) which is incorporated herein by reference, and Life360 agrees to provide Consultant with the consideration described in Exhibit A for Consultant’s performance of the Services. 2. Confidentiality. During the course of performing the Services, Consultant may have access to, or Life360 may provide to Consultant, certain non-public or proprietary information relating to Life360’s business or the business of Life360’s affiliate(s) ("Confidential Information"). Confidential Information includes, but is not limited to, the existence and terms of this Agreement. In addition to Consultant’s post- employment Confidential Information obligations owed to Life360, Consultant will: (a) keep confidential all Confidential Information; (b) not make available or in any other manner disclose the Confidential Information to any third party except in the course of performing the Services under this Agreement without Life360’s prior written consent, (c) take action and also take reasonable steps to cause Consultant’s agents and all other persons or entities to whom Consultant discloses any Confidential Information to take action, in each case as is reasonably necessary to preserve and protect the confidentiality of the Confidential Information; and (d) not use the Confidential Information for any purpose other than to perform the Services. Such confidentiality obligations will survive the expiration, termination, or cancellation of this Agreement. 3. Ownership. A. Assignment. Consultant agrees that all copyrightable material, notes, designs, inventions, improvements, developments and trade secrets conceived or developed by Consultant, solely or in collaboration with others, including any and all intellectual property and publicity rights (i.e., to name, photograph, social media handle, image, likeness (including caricature), biographical information, voice, appearance, and the image of property) therein, during the term of this Agreement that relate in any manner to the business of Life360 (collectively, “Inventions”), are the sole property of Life360. Consultant will assign (or cause to be assigned) and hereby assigns to Life360 all right, title and interest in Inventions and all intellectual property rights relating to all Inventions. If Consultant has any rights to the Inventions that cannot be assigned to Life360, Consultant hereby unconditionally and irrevocably assigns the enforcement of such rights to Life360 and grants Life360, its affiliates, subcontractors, agents and assignees, an exclusive (even as to Consultant), irrevocable, perpetual, worldwide, fully paid up, royalty-free license to (with the right to transfer and sublicense) such Inventions. Consultant irrevocably appoints Life360 as its attorney-in-fact to verify and execute documents and to do all other lawfully permitted acts to effectuate Consultant’s assignment of intellectual property rights in and to the Inventions as required by this Section. Consultant will obtain from third parties any agreements necessary to comply with this Section. B. Further Assurances. Consultant agrees to assist Life360, or its designee, at Life360’s expense, in every proper way to secure Life360’s rights in Inventions and all intellectual property rights relating to all Inventions in any and all countries, including the disclosure to Life360 of all pertinent information and data

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that Life360 may deem necessary in order to apply for and obtain such rights and in order to assign and convey to Life360, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and all intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement. C. Pre-Existing Materials. Consultant will not incorporate into or provide in conjunction with any Invention, or create any Invention with a dependency upon any proprietary methodologies, tools, models, software, documentation, know-how, trade secrets, inventions, or works of authorship conceived or developed independently by Consultant or a third party excluding the Inventions and without the use of any Life360 Confidential Information, or any intellectual property owned or licensed to or by Life360 (collectively, “Pre-Existing Materials”) without strictly complying with all of the conditions described in this Section. If Consultant incorporates into or provides in conjunction with any Invention, or creates any Invention with a dependency upon any Pre-Existing Materials, then Consultant hereby grants, at Consultant’s sole cost and expense, Life360 (including its contractors, affiliates, and agents) a nonexclusive, royalty-free, fully paid up, irrevocable, worldwide, perpetual license (with the right to transfer and sublicense) to make, have made, sell, offer for sale, use, execute, reproduce, modify, adapt, display, perform, distribute, make derivative works of, import, export, and disclose the Pre-Existing Materials in connection with the Inventions and to permit others to do any of the foregoing. Life360 is, and shall remain, the sole and exclusive owner of all right, title and interest in and to all materials, names, trademarks, logos, photographs, video, products, and other content it provides to Consultant and all derivative works thereof (collectively, “Life360 Materials”). Consultant may only use such Life360 Materials with prior written approval from Life360’s Chief Financial Officer, and shall promptly return such Life360 Materials to Life360 and cease use of such Life360 Materials upon termination or expiration of this Agreement or upon Life360’s earlier request. In order to preserve the inherent value of Life360 Materials, Consultant agrees to use the Life360 Materials in a manner that maintains the quality of Life360 Materials and further agrees that all Services Consultant provides using Life360 Materials shall be of the quality and display or exceed the standards that Life360 has established in providing its own services. Life360 hereby reserves all rights not expressly granted herein. 4. Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant will perform the Services in compliance with all applicable laws and consumer disclosure requirements under federal, state and local laws, statutes, ordinances, rules, regulations, guidance and orders, including without limitation the U.S. Federal Trade Commission Guidelines Regarding Endorsements available on www.ftc.gov. Consultant’s violation of this Section 4 will be considered a material breach under Section 6.B of this Agreement. 5. Reports. Consultant agrees that Consultant will, from time to time during the term of this Agreement or any extension thereof, keep Life360 advised as to Consultant’s progress in performing the Services under this Agreement as may be reasonably requested by Life360. 6. Term and Termination. A. Term. The term of this Agreement will begin on the Effective Date and will continue until the earlier of (i) June 2, 2026 or (ii) the termination of this Agreement as provided for in Section 6.B. B. Termination. Consultant may terminate this Agreement upon giving Life360 seven (7) days’ prior written notice of such termination. Life360 may only terminate this Agreement upon giving the Consultant

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E thirty (30) days’ prior written notice and only if (a) either Consultant unreasonably refuses to perform the Services or is in material breach of any material provision of this Agreement or that certain Separation Agreement, dated as of May 9, 2025, between Consultant and Life360 (the “Separation Agreement”); and (b) such non-performance or breach remains substantially uncured following the end of such thirty (30) day notice period. C. Survival. Upon such termination, all rights and duties of Life360 and Consultant toward each other shall cease except: (1) Life360 will pay, within thirty (30) days after the effective date of termination of this Agreement, all amounts owing to Consultant for Services performed by Consultant under this Agreement prior to the termination date and related properly incurred expenses, if any, submitted in accordance with Life360’s expense reimbursement policies; and (2) Sections 2 (Confidentiality), 3 (Ownership), 8 (Indemnification), and 9 (Miscellaneous) of this Agreement, and the terms of the Separation Agreement, which shall survive termination of this Agreement. 7. Independent Contractor; Benefits. A. Independent Contractor. It is the express intention of Life360 and Consultant that Consultant performs the Services as an independent contractor to Life360. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of Life360. Without limiting the generality of the foregoing, Consultant is not authorized to bind Life360 to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse Life360 for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. B. Benefits. Life360 and Consultant agree that Consultant will receive no Life360-sponsored benefits from Life360 except as specified in the Separation Agreement. If Consultant is reclassified by a state or federal agency or court as Life360’s employee, Consultant will become a reclassified employee and will receive no benefits from Life360, except those mandated by state or federal law, even if by the terms of Life360’s benefit plans or programs of Life360 in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits. 8. Indemnification. Consultant agrees to indemnify and hold harmless Life360 and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any intentionally wrongful act of Consultant or Consultant’s employees, if any, or Consultant’s agents who assist Consultant in the performance of the Services, (ii) any material, uncured breach by the Consultant or Consultant’s employees or agents of any of the covenants contained in this Agreement, (iv) any willful failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s intellectual property rights resulting in whole or in part from Life360’s use of the work product of Consultant under this Agreement. 9. Nonsolicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), Consultant will not, without the prior written approval of Life360’s Chief Financial Officer, directly or indirectly, solicit or encourage any employee or contractor of Life360

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E or its affiliates to terminate employment with, or cease providing services to, Life360 or its affiliates. During the Restricted Period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of Consultant’s engagement by Life360 was a partner, supplier, customer or client of Life 360 or its affiliates. 10. Arbitration and Equitable Relief. A. Arbitration. Consultant and Life360 agree that any and all controversies, claims or disputes between Consultant and Life360 and/or any of its affiliates (including any employee, officer, director, stockholder or benefit plan of Life360, in its capacity as such or otherwise) arising out of, relating to or resulting from Consultant’s performance of the Services under this Agreement or the termination of this Agreement, including any breach of this Agreement, shall be subject to binding arbitration pursuant to the laws of the State of California. CONSULTANT AND LIFE360 EACH AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO, ALL DISPUTES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO: ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, CLAIMS OF HARASSMENT, DISCRIMINATION OR WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. If the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Superior Court of the State of California located in San Mateo County) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Mateo County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Superior Court of the State of California located in San Mateo County for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure §644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this section. B. Procedure. Consultant agrees that any arbitration will be administered by the American Arbitration Association (“AAA”), and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes (the “Rules”). Consultant agrees that the arbitrator will have the power to decide any motions brought by any party to the arbitration, including discovery motions, motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E arbitration hearing. Consultant agrees that the arbitrator will issue a written decision on the merits. Consultant also agrees that the arbitrator will have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Consultant understands that Life360 will pay for any administrative or hearing fees charged by the arbitrator or AAA, except that Consultant shall pay the first $200.00 of any filing fees associated with any arbitration Consultant initiates. Consultant agrees that the arbitrator will administer and conduct any arbitration in a manner consistent with the Rules and that, to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the laws of the State of California, such state law will take precedence. C. Remedy. Except as prohibited by law, arbitration will be the sole, exclusive and final remedy for any dispute between Life360 and Consultant. Accordingly, except as prohibited by law, neither Life360 nor Consultant will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding the foregoing, the arbitrator will not have the authority to disregard or refuse to enforce any lawful policy or Life360, and the arbitrator shall not order or require Life360 to adopt a policy not otherwise required by law that Life360 has not adopted. D. Availability of Injunctive Relief. In addition to the right under California law to petition the court for provisional relief, either party may also petition the court for injunctive relief where either party alleges or claims a violation of Sections 2 (Confidentiality), 3 (Ownership), 4 (Conflicting Obligations) or 9 (Nonsolicitation) of this Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or the assignment of intellectual property by Consultant. In the event either Life360 or Consultant seeks injunctive relief, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees. E. Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim except as prohibited by law. F. Voluntary Nature of Agreement. Each party acknowledges and agrees that such party is executing this Agreement voluntarily and without any duress or undue influence by the other party or anyone else. Each party further acknowledges and agrees that such party has carefully read this Agreement and has asked any questions needed to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that such party is waiving its right to a jury trial. Finally, each party agrees that such party has been provided an opportunity to seek the advice of an attorney of its choice before signing this Agreement. 11. Covenant of Consultant. Consultant covenants that she shall have all employees of Consultant, or other parties retained by Consultant, in each case who are assisting with the performance of the Services, enter into agreements or otherwise be bound by provisions substantially similar to those set forth in this Agreement, including, but not limited to, those provisions set forth in Sections 2, 3, 4, 7, 8, 9, 10, and 12, which agreements or provisions shall be for the benefit of Life360. 12. Miscellaneous. A. Governing Law. This Agreement and all disputes arising in connection with it will be governed by the law of the State of California, without reference to its conflicts of law doctrine. B. Assignability. Except as otherwise provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Life360 may assign the Agreement to a successor

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E to all or substantially all of Life360’s business, but otherwise may not sell, assign or delegate any of its rights or obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any non-permitted assignment will be void and have no effect. C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement (provided that this Agreement shall not terminate or supersede the Separation Agreement, Consultant’s Life360 equity award agreements (as contemplated in Exhibit A), or any other agreement that Consultant has entered into with Life360 regarding trade secrets, confidential information, nonsolicitation or the assignment of intellectual property, which agreements and obligations shall continue in full force in effect in accordance with their terms). If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement. D. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via email (with receipt of confirmation of complete transmission) to the party at the party's address or email address written below or at such other address or email address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section. (1) If to Life360: Life360, Inc.; Attn: HR Department; 1900 S Norfolk Street, Suite 310 San Mateo, CA 94403; Email: [***] (2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to Life360. E. Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled. F. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective date. For Life360, Inc.: Heather Houston Date Chief People Officer Consultant: Susan Stick Date [***] United States

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E EXHIBIT A Services and Compensation Contact: Consultant’s principal Life360 contacts: Heather Houston, [***] Russell Burke, [***] Services: Consultant’s responsibilities shall include, but are not limited to, the following: Provide advice with regard to strategic matters and initiatives as mutually agreed between Consultant on the one hand and by one or both of Consultant’s principal contacts at Life360 or Life360’s Board of Directors on the other. For the avoidance of doubt, Consultant will be providing business advice with respect to transition and strategic matters and initiatives and will not be acting as Life360’s legal counsel. Life360 acknowledges that Consultant is not acting as a legal advisor and as such communications with Consultant are not protected by the attorney-client privilege. Life360 may elect at its option, and with the advice of outside counsel, to invoke the work product doctrine to protect communications and work done by Consultant in appropriate circumstances, to be determined solely by Life360. Life360 further agrees to seek the advice of independent legal counsel in connection with any actual or perceived legal issues arising from the services provided hereunder. Consultant makes no representations or warranties, express or implied, with respect to the content of this Agreement or any advice provided, including any warranties or accuracy, completeness, timeliness, merchantability or fitness for a particular purpose, and any warranties arising from the course of performance, course of dealing or usage of trade. Life360 agrees to hold Consultant harmless from and against any and all claims, demands, actions, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees) arising from Life360’s use of the advice provided hereunder. It is expected that Consultant will provide a minimum of two (2) hours per month of Services during the term of the Agreement. Life360 and Consultant agree that any requests made by Life360 to provide Services shall not interfere with any other services that the Consultant may provide to third parties in the future, whether as an employee or as an independent contractor. Contract Duration: This Agreement shall begin on June 3, 2025 and end on June 2, 2026, subject to the terms provided in Section 6 of this Agreement. Consideration for Services: As consideration for the Services to be rendered through the Consulting Termination Date, during the term of this Agreement (as set forth in Section 6.A. of this Agreement), Consultant shall continue to vest in any unvested restricted stock unit awards (“RSUs) with respect to Life360 as if Consultant were employed by Life360, subject to the Consultant’s provision of a minimum of two (2) hours per calendar month of Services during the term of this Agreement, if and as requested by Life360 in accordance with this Agreement, with the RSUs that vest in accordance with this sentence to be settled at the times specified in the underlying award agreement(s). If Life360 requests Services in accordance with this Agreement for a given calendar month in an amount that equals or exceeds the minimum level of Services for such calendar month and Consultant fails to perform the minimum level of Services during the term of the Agreement and such failure to perform constitutes a material breach of this Agreement, the RSUs that would otherwise have vested during such calendar month shall be forfeited for no consideration. The portion of the RSUs that do not vest in accordance with this Exhibit A shall expire automatically on the Consulting Termination Date or, if earlier, the termination of this Agreement in

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E accordance with its terms. Any agreement(s) between Consultant and Life360 governing Consultant’s RSUs will remain in full force and effect, and Consultant agrees to remain bound by those agreement(s) except to the extent that such agreement(s) are inconsistent with the Agreement. Reporting of Hours of Service: Consultant will report hours of Service performed to Life360 following the end of each calendar month during which this Agreement is in effect for some or all of such calendar month. Such reports of hours of Service performed (including zero (0) hours for a month in which no Services were performed) shall be submitted within an administratively reasonable period of time following the end of the month.

Docusign Envelope ID: 76A6E220-AD31-418C-A64B-EF3D5F03150E EXHIBIT C Confidential Information and Invention Assignment Agreement

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT Employee Name: Susan Stick Effective Date: 7/31/2023 | 7:27 AM PDT As a condition of my becoming employed (or my employment being continued) by LIFE360 INC, a Delaware corporation, or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following: 1. Relationship. This Confidential Information and Invention Assignment Agreement (this “Agreement”) will apply to my employment relationship with the Company. If that relationship ends and the Company, within a year thereafter, either reemploys me or engages me as a consultant, I agree that this Agreement will also apply to such later employment or consulting relationship, unless the Company and I otherwise agree in writing. Any such employment or consulting relationship between the Company and me, whether commenced prior to, upon or after the date of this Agreement, is referred to herein as the “Relationship.” 2. Duties. I will perform for the Company such duties as may be designated by the Company from time to time or that are otherwise within the scope of the Relationship and not contrary to instructions from the Company. 3. Confidential Information. (a) Protection of Information. I understand that during the Relationship, the Company intends to provide me with information, including Confidential Information (as defined below), without which I would not be able to perform my duties to the Company. I agree, at all times during the term of the Relationship and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, and not to disclose to any person, firm, corporation or other entity, without written authorization from the Company in each instance, any Confidential Information that I obtain, access or create during the term of the Relationship, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. I further agree not to make copies of such Confidential Information except as authorized by the Company.

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E (b) Confidential Information. I understand that “Confidential Information” means information and physical material not generally known or available outside the Company and information and physical material entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation: (i) Company Inventions (as defined below); (ii) technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, algorithms, developments, inventions, patent applications, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, agreements with third parties, lists of, or information relating to, employees and consultants of the Company (including, but not limited to, the names, contact information, jobs, compensation, and expertise of such employees and consultants), lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to me by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation. (c) Third Party Information. My agreements in this Section 3 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence. (d) Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information. 4. Ownership of Inventions. (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a complete list describing with particularity all Inventions (as defined below) that, as of the Effective Date, belong solely to me or belong to me jointly with others, and that relate in any way to any of the Company’s actual or proposed businesses, products, services, or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Inventions at the time of signing this Agreement. (b) Use or Incorporation of Inventions. If in the course of the Relationship, I use or incorporate into a product, process or machine any Invention not covered by Section 4(d) of this Agreement in which I have an interest, I will promptly so inform the Company. Whether or not I give such notice, I hereby irrevocably grant to the Company a nonexclusive, fully paid- up, royalty-free, assumable, perpetual, worldwide license, with right to transfer and to sublicense, to practice and exploit such Invention and to make, have made, copy, modify, make derivative works of, use, sell, import, and otherwise distribute such Invention under all applicable intellectual property laws without restriction of any kind. (c) Inventions. I understand that “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. I understand this includes, but is not limited to, any new product, machine, -2-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. I understand that “Company Inventions” means any and all Inventions that I may solely or jointly author, discover, develop, conceive, or reduce to practice during the period of the Relationship, except as otherwise provided in Section 4(g) below. (d) Assignment of Company Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all Company Inventions and all patent, copyright, trademark, trade secret and other intellectual property rights therein. I further acknowledge that all Company Inventions that are made by me (solely or jointly with others) within the scope of and during the period of the Relationship are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by my salary. I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any and all Company Inventions. (e) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Company Inventions made or conceived by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. I agree to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Sections 5 and 6. (f) Patent and Copyright Rights. I agree to assist the Company, or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Company Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue during and at all times after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, -3-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E copyright, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity. (g) Exception to Assignments. I understand that the Company Inventions will not include, and the provisions of this Agreement requiring assignment of inventions to the Company do not apply to, any invention which qualifies fully for exclusion under the provisions of applicable state law, if any, attached hereto as Exhibit B. In order to assist in the determination of which inventions qualify for such exclusion, I will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly conceived or developed or reduced to practice by me during the period of the Relationship. 5. Company Property; Returning Company Documents. I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages, and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored or reviewed at any time without notice. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of the Relationship, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. 6. Termination Certification. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement. 7. Notice to Third Parties. I agree that during the periods of time during which I am restricted in taking certain actions by the terms of this Agreement (the “Restriction Period”), I shall inform any entity or person with whom I may seek to enter into a business relationship (whether as an owner, employee, independent contractor, or otherwise) of my contractual obligations under this Agreement. I also understand and agree that the Company may, with or without prior notice to me and during or after the term of the Relationship, notify third parties of my agreements and obligations under this Agreement. I further agree that, upon written request by the Company, I will respond to the Company in writing regarding the status of my employment or proposed employment with any party during the Restriction Period. 8. Solicitation of Employees, Consultants and Other Parties. As described above, I acknowledge and agree that the Company's Confidential Information includes information relating to the Company's employees, consultants, customers and others, and that I will not use or disclose such Confidential Information except as authorized by the Company. I further agree as follows: -4-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E (a) Employees, Consultants. I agree that during the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, I shall not use any Confidential Information of the Company to either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. (b) Other Parties. I agree that during the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, I shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients, licensors, licensees or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, licensor, licensee, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. 9. At-Will Relationship. I understand and acknowledge that, except as may be otherwise explicitly provided in a separate written agreement between the Company and me, my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability, other than those provisions of this Agreement that explicitly survive the termination of the Relationship. 10. Representations and Covenants. (a) Facilitation of Agreement. I agree to execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so. (b) No Conflicts. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into, with any third party, including without limitation any agreement to keep in confidence proprietary information or materials acquired by me in confidence or in trust prior to or during the Relationship. I will not disclose to the Company or use any inventions, confidential or non- public proprietary information or material belonging to any previous client, employer or any other party. I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. I acknowledge and agree that I have listed on Exhibit A all agreements (e.g., non- competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict my ability to accept employment with the Company or my ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict my ability to perform my duties for the Company or any obligation I may have to the Company. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement. -5-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E (c) Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions. 11. General Provisions. (a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of [California], without giving effect to the principles of conflict of laws. (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to its subject matter and merges all prior discussions between us. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company, it being understood that, even if I am an officer of the Company, I will not have authority to give any such authorizations or waivers for the Company under this Agreement without specific approval by the Board of Directors. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement. (c) Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected. The Company and I have attempted to limit my right to use, maintain and disclose the Company’s Confidential Information, and to limit my right to solicit employees and customers only to the extent necessary to protect the Company from unfair competition. Should a court of competent jurisdiction determine that the scope of the covenants contained in Section 8 exceeds the maximum restrictiveness such court deems reasonable and enforceable, the parties intend that the court should reform, modify and enforce the provision to such narrower scope as it determines to be reasonable and enforceable under the circumstances existing at that time. (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns. (e) Remedies. I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, where such a bond or security is required, I agree that a $1,000 bond will be adequate), in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement. -6-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E (f) Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF. [Signature Page Follows] -7-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E Signature The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written. THE COMPANY: LIFE360 INC. Chris Hulls Chief Executive Officer Address: 539 Bryant Street, Suite 402 San Francisco, CA 94107 United States Fax: (888) 519-0041 Date: 7/31/2023 | 7:27 AM PDT EMPLOYEE: Susan Stick Print Name [***] Address [***] Email: 7/31/2023 | 7:27 AM PDT Date: -8-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E EMPLOYEE: EXHIBIT A LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP EXCLUDED UNDER SECTION 4(a) Title Date Identifying Number or Brief Description X No inventions, improvements, or original works of authorship Additional sheets attached Signature Susan Stick Print Name 7/31/2023 | 7:27 AM PDT Date

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E EXHIBIT B Section 2870 of the California Labor Code is as follows: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable. -2-

DocuSign Envelope ID: C42F0DD2-1E83-4BFC-AB03-B8EC5294DC62 si v l I : 76A6E220-AD31-418C-A64B-EF3D5F03150E EMPLOYEE: Signature EXHIBIT C TERMINATION CERTIFICATION This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to LIFE360 INC, a Delaware corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”). I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any Inventions (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement, and I acknowledge my continuing obligations under that agreement. I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees. I further agree that for twelve (12) months from the date of this Certification, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, I agree that for twelve (12) months from the date of this Certification, I shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company. Susan Stick Print Name 6/2/2025 | 10:21 AM PDT Date